Exhibit 99.1

U.S. Physical Therapy Reports First Quarter 2014 Results

Company Declares Quarterly Dividend

HOUSTON--(BUSINESS WIRE)--May 8, 2014--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the first quarter ended March 31, 2014.

Despite unusually bad weather in the first quarter of 2014, U.S. Physical Therapy’s net income attributable to common shareholders from continuing operations increased by 9.8% to over $4.2 million as compared to approximately $3.9 million in the first quarter of 2013. Diluted earnings per share from continuing operations rose to $.35 in the recent quarter as compared to $.32 in the comparable 2013 period. The Company previously announced in early March, 2014 that the adverse weather prevalent in many parts of the country in January and February had resulted in more than 10,000 patient visits having been cancelled with an estimated earnings impact of $.04 per share.

First Quarter 2014 Compared to First Quarter 2013 from Continuing Operations

  Net revenues increased 11.2% from $62.8 million in the first quarter of 2013 to $69.8 in the first quarter of 2014, due to an increase in patient visits of 11.5% from 577,600 to 643,900 offset by a slight decrease in the average net revenue per visit to $106.23 from $106.36.
  Total clinic operating costs were $53.1 million, or 76.1% of net revenues, in the first quarter of 2014, as compared to $47.9 million, or 76.3% of net revenues, in the 2013 period. The increase was attributable to $6.6 million in operating costs of new clinics opened or acquired in the past 12 months offset by a reduction in operating costs of $1.4 million for those clinics opened or acquired prior to the past 12 months. Total clinic salaries and related costs, including that from new clinics, were 54.4% of net revenues in the recent quarter versus 54.3% in the 2013 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.4% for the recent quarter versus 20.3% in the 2013 period. The provision for doubtful accounts as a percentage of net revenues was 1.4% for the 2014 period and 1.7% in the 2013 period.
  The gross margin for the first quarter of 2014 increased by 12.1% to $16.6 million from $14.8 million in the first quarter of 2013. The gross margin percentage was 23.9% for the 2014 quarter as compared to 23.7% for the comparable 2013 period.
  Corporate office costs were $7.1 million in the first quarter of 2014 as compared to $6.4 million in the 2013 first quarter. Corporate office costs were 10.2% of net revenues in both periods.
  Operating income for the recent quarter increased by 12.8% to $9.5 million compared to $8.4 million in the 2013 first quarter.
  Interest expense was $0.3 million in the first quarter of 2014 versus $0.1 million in the first quarter of last year. The increase in interest expense is due to a higher average outstanding balance on the Company’s line of credit as the result of acquisitions.
  The provision for income taxes for the 2014 period was $2.9 million and for the 2013 period $2.5 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 41.0% in the 2014 first quarter and 38.9% in the 2013 first quarter.
  Net income attributable to non-controlling interests, inclusive of discontinued operations, was $2.1 million in the recent quarter as compared to $1.9 million in the year earlier period.
  Net income attributable to common shareholders for the three months ended March 31, 2014 was $4.2 million compared to $3.9 million for the three months ended March 31, 2013. Diluted earnings per share from continuing operations were $0.35 for the 2014 period and $0.32 for the 2013 period.
  Same store visits increased slightly for de novo and acquired clinics open for one year or more while revenue decreased 1.7% as the average net rate per visit decreased by $1.91. In April, 2013, both the Medicare Multiple Procedure Payment Reduction (“MPPR”) and Sequestration went into effect which reduced the Company’s reimbursement for Medicare patients by approximately 10%.

Larry McAfee, Chief Financial Officer, noted, “The first week of March we announced that patient visits and earnings had been adversely affected by the especially poor weather in January and February. At the same time we also noted that patient referrals year-to-date were ahead of budget. The combination of improving weather and the strong referral backlog resulted in a significant improvement in patient visits in the month of March.”

Chris Reading, Chief Executive Officer, said, “Despite the incredibly challenging weather for the first few months of this year, I am very pleased at our team’s persistence and perseverance as they have continuously strived to produce a good result for our patients as well as our shareholders. Integration of the acquisitions completed last year is going very well and we are excited about the talent we have added through these deals including our newest acquisition announced just last week. Lastly I am encouraged by our improving expense management which has been a key focus for us and where we have continued room to improve further.”

U.S. Physical Therapy Declares Quarterly Dividend

The second quarterly dividend of 2014 for $.12 per share will be paid on June 6 to shareholders of record as of May 20.

First Quarter 2014 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, May 8, 2014 to discuss the Company’s Quarter Ended March 31, 2014 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 26703696 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 7, 2014.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes as the result of government enacted national healthcare reform;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  business and regulatory conditions including federal and state regulations;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  revenue and earnings expectations;
  general economic conditions;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
  maintaining adequate internal controls;
  availability, terms, and use of capital; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 487 outpatient physical and occupational therapy clinics in 43 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 17 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share data)

Net patient revenues	$68,397	$61,432
Other revenues	1,370	1,324
Net revenues	69,767	62,756

Clinic operating costs:
Salaries and related costs	37,942	34,059
Rent, clinic supplies, contract labor and other	14,216	12,734
Provision for doubtful accounts	950	1,097
Closure costs	13	18
Total clinic operating costs	53,121	47,908

Gross margin	16,646	14,848

Corporate office costs	7,132	6,413

Operating income from continuing operations	9,514	8,435

Interest and other income, net	1	2
Interest expense	(253)	(135)

Income before taxes from continuing operations	9,262	8,302
Provision for income taxes	2,939	2,493

Net income from continuing operations including non-controlling interests	6,323	5,809
Discontinued operations, net of tax benefit of $0 and $84	-	(200)
Net income including non-controlling interests	6,323	5,609
Less: net income attributable to non-controlling interests	(2,095)	(1,888)
Net income attributable to common shareholders	$4,228	$3,721

Basic earnings per share attributable to common shareholders:
From continuing operations	$0.35	$0.32
From discontinued operations	-	(0.01)
	$0.35	$0.31

Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.35	$0.32
From discontinued operations	-	(0.01)
	$0.35	$0.31

Shares used in computation:
Basic	12,129	11,955
Diluted	12,144	11,979

Dividends declared per common share	$0.12	$0.10

Earnings attributable to common shareholders:
From continuing operations	$4,228	$3,851
From discontinued operations	-	(130)
	$4,228	$3,721

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS PER SHARE

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share data)
Earnings attributable to common shareholders:
From continuing operations	$4,228	$3,851
From discontinued operations	-	(130)
	4,228	3,721
Charges to additional-paid-in-capital
Revaluation of redeemable non-controlling interests, net of tax *	(967)	-
	$3,261	$3,721

Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.35	$0.32

Basic earnings per share attributable to common shareholders:
From continuing operations	$0.35	$0.32
From discontinued operations	-	(0.01)
	$0.35	$0.31
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests *	(0.08)	-
	$0.27	$0.31

Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.35	$0.32
From discontinued operations	-	(0.01)
	$0.35	$0.31
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests *	(0.08)	-
	$0.27	$0.31

Shares used in computation:
Basic	12,129	11,955
Diluted	12,144	11,979

* Actual and proposed purchases of non-controlling interests in two partnerships;
recorded as a change in additional-paid-in capital, not reflected in statement of operations or net income.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(In thousands, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$16,761	$12,898
Patient accounts receivable, less allowance for doubtful
accounts of $1,583 and $1,430, respectively	32,755	30,820
Accounts receivable - other, less allowance for doubtful
accounts of $198 and $198, respectively	1,698	1,844
Other current assets	3,040	4,098
Total current assets	54,254	49,660

Fixed assets:
Furniture and equipment	39,472	38,965
Leasehold improvements	21,701	21,891
	61,173	60,856
Less accumulated depreciation and amortization	46,543	45,896
	14,630	14,960
Goodwill	142,517	143,955
Other intangible assets, net	15,916	14,479
Other assets	1,317	1,081
	$228,634	$224,135

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,423	$1,722
Accrued expenses	17,147	20,625
Current portion of notes payable	775	825
Total current liabilities	19,345	23,172
Notes payable	450	650
Revolving line of credit	45,500	40,000
Deferred rent	1,022	996
Other long-term liabilities	5,031	4,196
Total liabilities	71,348	69,014

Commitments and contingencies

Redeemable non-controlling interests	2,967	4,104

Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
14,413,102 and 14,315,882 shares issued, respectively	144	143
Additional paid-in capital	40,435	40,569
Retained earnings	121,970	119,206
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U.S. Physical Therapy, Inc. shareholders' equity	130,921	128,290
Non-controlling interests	23,398	22,727
Total equity	154,319	151,017
	$228,634	$224,135

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2014	2013
	(In thousands)
OPERATING ACTIVITIES
Net income including non-controlling interests	$6,323	$5,609
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	1,387	1,352
Provision for doubtful accounts	950	1,089
Equity-based awards compensation expense	735	639
Loss on sale of business and fixed assets	19	14
Excess tax benefit from exercise of stock options	(126)	-
Deferred income tax	1,580	(219)
Other	-	33
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(3,002)	(3,429)
Decrease in accounts receivable - other	146	74
Decrease in other assets	735	2,095
(Decrease) in accounts payable and accrued expenses	(5,241)	(2,460)
Increase in other liabilities	184	56
Net cash provided by operating activities	3,690	4,853

INVESTING ACTIVITIES
Purchase of fixed assets	(849)	(1,270)
Purchase of businesses, net of cash acquired	(125)	(4,215)
Acquisitions of non-controlling interests	(2,833)	(956)
Proceeds on sale of business and fixed assets, net	16	14
Net cash used in investing activities	(3,791)	(6,427)

FINANCING ACTIVITIES
Distributions to non-controlling interests	(1,413)	(1,594)
Cash dividends to shareholders	-	(1,207)
Proceeds from revolving line of credit	29,000	30,600
Payments on revolving line of credit	(23,500)	(27,600)
Payment of notes payable	(250)	(50)
Tax benefit from equity grants	126	33
Other	1	5
Net cash provided by financing activities	3,964	187

Net increase (decrease) in cash and cash equivalents	3,863	(1,387)
Cash and cash equivalents - beginning of period	12,898	11,671
Cash and cash equivalents - end of period	$16,761	$10,284

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$242	$177
Interest	$345	$119
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$-	$400
Revaluation of redeemable non-controlling interests	$1,689	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC COUNT

Number
of
Date	Clinics

December 31, 2012	431

March 31, 2013	441
June 30, 2013	449
September 30, 2013	447
December 31, 2013	472

March 31, 2014	472

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
Westwicke Partners
Bob East, (443) 213-0502